Exhibit 99.2

FOR IMMEDIATE RELEASE

April 15, 2024

FOR MORE INFORMATION CONTACT:

Timothy S. Crane, President and CEO – Wintrust Financial Corporation, (847) 939-9000

David A. Dykstra, Vice Chair and COO – Wintrust Financial Corporation, (847) 939-9000

Richard L. Postma, Chairman – Macatawa Bank Corporation, (616) 392-1517

Wintrust Website address: www.wintrust.com

Macatawa Website address: www.macatawabank.com

WINTRUST FINANCIAL CORPORATION AND MACATAWA BANK CORPORATION ANNOUNCE PLANS TO MERGE

ROSEMONT, IL & HOLLAND, MI – Wintrust Financial Corporation (“Wintrust”) (Nasdaq: WTFC) and Macatawa Bank Corporation (“Macatawa”) (Nasdaq: MCBC) today jointly announced that they have entered into a definitive merger agreement for Wintrust to acquire Macatawa in an all-stock transaction. Macatawa is the parent company of Macatawa Bank, a Michigan state-chartered bank, which is headquartered in Holland, Michigan and operates a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties, including Grand Rapids.

Founded in 1997, Macatawa has an exemplary history of serving its communities. As of December 31, 2023, it had approximately $2.7 billion in assets, $2.4 billion in deposits and $1.3 billion in loans. Macatawa’s approach to customer service is similar to that at each of the fifteen Wintrust Community Banks and their more than 170 banking locations. Like Wintrust, Macatawa prides itself on delivering outstanding service to both consumer and commercial clients.

Timothy S. Crane, President and CEO of Wintrust, said, “Macatawa provides an ideal platform to expand into West Michigan with a very solid bank. The bank has a strong core deposit base, exceptional asset quality, a client focused culture, and a committed leadership team. Together, we will be a formidable, community-minded competitor to the other banks in the area. We look forward to the combined synergies that our two firms can realize while providing Macatawa’s customers with an expanded array of products and services.”

Richard L. Postma, Chairman of the Board of Macatawa, said, “Wintrust provides Macatawa with the ability to retain and enhance its uniquely personalized consumer and commercial community presence in the West Michigan area by retaining the Macatawa Bank name, its key employees, branches, and a legally constituted community bank board, as a separately chartered bank. We anticipate a seamless transition to becoming the 16th successful community bank subsidiary of Wintrust, and the only subsidiary located within the State of Michigan. We are confident that this transaction, which combines similar cultures and operating philosophies, will result in a continued community bank that offers all the enhanced services, products and technology of Wintrust to meet the evolving banking needs of our customers.”

Jon W. Swets, President and CEO of Macatawa, stated, “This transaction brings together two companies that share a core community banking philosophy. Wintrust’s track record of serving families, individuals and businesses with exemplary products and services make it an attractive partner. This partnership offers our customers, employees and communities the long-term benefits that being part of a successful, growing and caring organization brings.” Mr. Swets emphasized that joining forces with Wintrust, “allows us to continue focusing on serving our customers and growing our presence by providing our customers with access to a wider range of products, services and resources. We see many advantages for our customers and shareholders, and we look forward to joining the Wintrust family.”

Terms of the Transaction

Subject to possible adjustment as provided in the merger agreement, the aggregate purchase price to Macatawa shareholders is currently estimated to be approximately $510.3 million, or $14.85 per share. In the transaction, each share of Macatawa common stock outstanding will be converted into the right to receive merger consideration paid in shares of Wintrust common stock based on Wintrust’s average trading price at closing determined in accordance with the merger agreement.

The transaction is subject to approval by banking regulators, approval of Macatawa’s shareholders and other customary closing conditions. The transaction is expected to close in the second half of 2024 and is not expected to have a material effect on Wintrust’s 2024 earnings per share.

Advisors

Morgan Stanley & Co. LLC acted as financial advisor and Warner Norcross + Judd LLP acted as legal advisor to Macatawa in the transaction. ArentFox Schiff LLP served as legal advisor to Wintrust.

About Wintrust

Wintrust is a financial holding company with assets of approximately $57 billion whose common stock is traded on the NASDAQ Global Select Market. Built on the "HAVE IT ALL" model, Wintrust offers sophisticated technology and resources of a large bank while focusing on providing service-based community banking to each and every customer. Wintrust operates fifteen community bank subsidiaries, with over 170 banking locations located in the greater Chicago and southern Wisconsin market areas. Additionally, Wintrust operates various non-bank business units including business units which provide commercial and life insurance premium financing in the United States, a premium finance company operating in Canada, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, a business unit engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services and qualified intermediary services for tax-deferred exchanges.

About Macatawa

Headquartered in Holland, Michigan, Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties. The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products. Macatawa Bank has been recognized for thirteen years as one of “West Michigan’s 101 Best and Brightest Companies to Work For”.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws relating to the proposed acquisition of Macatawa by Wintrust and integration of Macatawa with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectations of Wintrust and Macatawa and members of their respective senior management teams. Investors and security holders are cautioned that such statements are predictions, are not guarantees of future performance and actual events or results may differ materially. Completion of the acquisition, expected financial results or other plans are subject to a number of risks and uncertainties.

Additional risks and uncertainties may include, but are not limited to, the risk that expected cost savings, revenue synergies and other financial benefits from the proposed merger may not be realized or take longer than expected to realize, the failure to obtain required regulatory or shareholder approvals for the proposed merger, the failure of the closing conditions in the merger agreement to be satisfied or any unexpected delay in closing the merger transaction.

Further information regarding additional factors that could cause results to differ materially from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Annual Report on Form 10-K for the most recently ended fiscal year of each of Wintrust and Macatawa, as well as the proxy statement/prospectus described below, and other documents subsequently filed by Wintrust or Macatawa with the Securities and Exchange Commission. Forward-looking statements are based on information currently available to Wintrust and Macatawa, and the parties assume no obligation and disclaim any intent to update any such forward-looking statements.

Important Information for Investors and Security Holders

This communication is being made in respect of the proposed merger transaction involving Wintrust and Macatawa. This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy Wintrust’s or Macatawa’s securities or the solicitation of any vote or approval.

The proposed merger transaction will be submitted to the shareholders of Macatawa for their consideration. In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4, which will include the proxy statement of Macatawa that constitutes a prospectus of Wintrust (the “proxy statement/prospectus”). However, such materials are not currently available. The proxy statement/prospectus will be mailed to the shareholders of Macatawa when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINTRUST, MACATAWA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about Wintrust and Macatawa and/or the proposed transaction, once such documents are filed with the SEC, at the SEC’s website at www.sec.gov. In addition, copies of the documents filed with the SEC by Wintrust, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on the Wintrust’s website at www.wintrust.com under the heading “Investor Relations” and then under the link “Documents” or by contacting David A. Dykstra, Vice Chair and Chief Operating Officer at (847) 939-9000. Copies of the documents filed with the SEC by Macatawa, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on Macatawa’s website at www.macatawabank.com under the heading “Investor Relations” or by contacting Bryan Barker, Chief Financial Officer at (616) 494-1448.

Participants in the Solicitation

Wintrust, Macatawa and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Wintrust is set forth in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Macatawa is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 17, 2023, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

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